UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/20/2006

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 20, 2006, the Board of Directors (the "Board") of News Corporation (the "Company"), based on a recommendation made by the Compensation Committee, approved an increase in compensation payable to non-executive directors (the "Non-Executive Directors") serving on the Board.

The Board authorized an increase in the portion of the annual retainer invested in Class A common stock of the Company through a deferred stock unit account from $85,000 to $100,000. The deferred stock units will continue to be paid to the Non-Executive Directors in cash on the fifth anniversary date of when it was credited to the Non-Executive Directors' account, unless such director leaves the Board before such date. As a result of this change, the annual retainer paid to Non-Executive Directors will increase from $170,000 per year to $185,000 per year. Other fees paid for service on a committee of the Board remain unchanged. The increase will become effective on July 1, 2006.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 20, 2006, the Board, based on the recommendation of the Nominating and Corporate Governance Commitee, appointed Jose Maria Aznar, former President of Spain, to serve as a director on the Board.

Since September 1, 2004, Famaztella S.L. ("Famaztella"), a private consulting firm affiliated with Mr. Aznar, provided advisory services to the Company related to its global corporate strategy and received 10,000 Euros per month for its services. The consultancy agreement between Famaztella and the Company was terminated immediately preceding Mr. Aznar's appointment to the Board.

There is no arrangement or understanding between Mr. Aznar and any other persons pursuant to which he was selected as a director of the Company. Mr. Aznar has not been appointed to any committee of the Board.

The press release announcing the appointment of Mr. Aznar to the Board, a copy of which is attached hereto as Exhibit 99.1, is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number                   Description
____________________________________________________
10.1               Non-Executive Director Compensation Summary Sheet.
99.1               Press release of News Corporation, dated June 21, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: June 26, 2006	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Non-Executive Director Compensation Summary Sheet.
EX-99.1	Press release of News Corporation, dated June 21, 2006.